August 21, 1995


Kash n' Karry Food Stores, Inc.
6422 Harney Road
Tampa, Florida 33610


            Re:   Registration Statement on Form S-1
                  of Kash n' Karry Food Stores, Inc.
                  (Registration No. 33-58999)


Ladies and Gentlemen:

            We have acted as special counsel to Kash n' Karry Food Stores, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1, No. 33-58999 (the "Registration Statement"), providing for the registration on behalf of certain selling securityholders of 4,649,943 shares of Common Stock, par value $.01 per share (the "Common Stock") of the Company.

            In rendering the opinion expressed below, we have examined (i) the Restated Certificate of Incorporation and ByLaws of the Company as currently in effect; (ii) the Registration Statement; (iii) certain resolutions adopted by the Board of Directors of the Company; and (iv) such other documents, records and papers as we have deemed necessary as a basis for the opinions expressed below. We are familiar with the corporate proceedings heretofore taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock. As to various questions of fact material to such opinion we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

            Based on the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that the Common Stock has been legally issued and is fully paid and nonassessable.

            The foregoing opinion is limited to matters involving the General Corporation Law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are experts, within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                    Very truly yours,

                                    /s/ Milbank, Tweed, Hadley & McCloy


RSR/LL